Exhibit 99.1

Montrose Environmental Group Issues Statement on Ransomware Attack

LITTLE ROCK, Ark.—June 14, 2022--Over this past weekend, Montrose Environmental Group, Inc. (NYSE: MEG) determined that it was the target of an organized ransomware attack. Based on information currently available to us, we believe the incident primarily affected computers and servers within our Enthalpy Analytical laboratory network. The fact patterns of this attack, as well as information from law enforcement and independent cybersecurity experts, lead us to believe that this attack has been carried out by highly sophisticated bad actors.

Upon discovery of the attack, we took immediate action, suspending all affected systems, notifying law enforcement and activating the company's global network of IT professionals and data recovery and continuity protocols, and engaging third-party experts to begin remediating the situation. Based on the information available to us at this time, we do not believe our backup data and cloud-based enterprise systems, including email, have been affected, and we are actively working to restore impacted systems as soon as possible.

Full investigation and resolution of this incident will take time, and we expect that certain lab results within our Enthalpy business will be delayed. However, we do not currently anticipate major disruption to our other services and are in the process of notifying clients as appropriate of any delays or impacts due to the attack. In the event the investigation identifies any access or other impacts to third-party data or information, we will notify the affected third parties and appropriate regulatory bodies.

Though we anticipate limited impact and rapid recovery from the attack, we are closely monitoring our networks with third party security experts, and circumstances may change as we learn more about the incident. We offer our sincere apologies to customers of our laboratories and sites that have been or may be impacted by the consequences of this sophisticated cyber-attack.

About Montrose

Montrose is a leading environmental solutions company focused on supporting commercial and government organizations as they deal with the challenges of today, and prepare for what’s coming tomorrow. With more than 2,700 employees across over 80 locations around the world, Montrose combines deep local knowledge with an integrated approach to design, engineering, and operations, enabling the Company to respond effectively and efficiently to the unique requirements of each project. From comprehensive air measurement and laboratory services to regulatory compliance, emergency response, permitting, engineering, and remediation, Montrose delivers innovative and practical solutions that keep its clients on top of their immediate needs – and well ahead of the strategic curve. For more information, visit www.montrose-env.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as “intend,” “expect”, and “may”, and other similar expressions that predict or indicate future events or that are not statements of historical matters. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contacts

Client Inquiries:
Todd Grosshandler
(919) 850-4392
ir@montrose-env.com

Investor Relations:
Rodny Nacier
(949) 988-3383
ir@montrose-env.com

Media Relations:
Doug Donsky
(646) 361-1427
Montrose@icrinc.com